EXHIBIT 99.1

Digital Transformation Demand Increases Pega Cloud Revenue 56 percent in Q1 2021
•Total ACV grows 20 percent, powered by Pega Cloud Choice
•Pega Cloud ACV jumps 55 percent to $282 million
•Total Backlog increases 30 percent year over year
CAMBRIDGE, Mass. — April 28, 2021 — Pegasystems Inc. (NASDAQ: PEGA), the software company that crushes business complexity, released its financial results for the first quarter of 2021.
“The pandemic clearly reaffirmed that organizations need to accelerate their digital transformation initiatives with low-code solutions. Our clients see this as improving time-to-market, time-to-value, and overall agility,” said Alan Trefler, founder and CEO, Pegasystems. “We expect clients will remain on their accelerated path, and we are well positioned to support those efforts. We’re excited to showcase many of our clients’ most recent digital transformation successes next week at PegaWorld.”
“We’ve reached a point in our cloud transition where subscription revenue growth aligns with total ACV growth,” said Ken Stillwell, COO and CFO, Pegasystems. “Total revenue grew 18 percent year over year and subscription revenue grew by 23 percent. This is a strong indication that our business strategy is working, and our cloud transition is progressing as planned.”
Financial and performance metrics(1)

(Dollars in thousands, except per share amounts)	Three Months Ended March 31,
	2021	2020	Change
Total revenue	$313,499	$265,591	18%
Net (loss) - GAAP	$(6,617)	$(25,372)	74%
Net income - Non-GAAP	$22,113	$4,032	448%
Diluted (loss) per share - GAAP	$(0.08)	$(0.32)	75%
Diluted earnings per share - Non-GAAP	$0.26	$0.05	420%
(1) A reconciliation of our Non-GAAP and GAAP measures is at the end of this release.

(Dollars in thousands)	Three Months Ended March 31,				Change
	2021		2020
Pega Cloud	$67,858	22%	$43,466	16%	$24,392	56%
Maintenance	75,561	23%	73,695	28%	1,866	3%
Term license	111,509	36%	90,257	34%	21,252	24%
Subscription(2)	254,928	81%	207,418	78%	47,510	23%
Perpetual license	5,452	2%	3,659	1%	1,793	49%
Consulting	53,119	17%	54,514	21%	(1,395)	(3)%
Total revenue	$313,499	100%	$265,591	100%	$47,908	18%
(2) Reflects client arrangements subject to renewal (Pega Cloud, maintenance, and term license).

Note: See the schedules at the end of this release for additional information.

Quarterly conference call
A conference call and audio-only webcast will be conducted at 5:00 p.m. EDT on April 28, 2021.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-866-548-4713 (domestic), 1-323-794-2093 (international), or via webcast (http://public.viavid.com/index.php?id=144131) by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
A replay of the call will also be available on www.pega.com by clicking the Earnings Calls link in the Investors section.
Discussion of Non-GAAP financial measures
We believe that non-GAAP financial measures help investors understand our core operating results and prospects, consistent with how management measures and forecasts the Company’s performance without the effect of often one-time charges and other items outside our normal operations. The supplementary non-GAAP financial measures are not meant to be superior to, or a substitute for, results of operations prepared under U.S. GAAP.
A reconciliation of our Non-GAAP and GAAP measures is at the end of this release.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, projects, forecasts, guidance, likely, and usually, or variations of such words and other similar expressions identify forward-looking statements, which are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•management of our transition to a more subscription-based business model;
•variation in demand for our products and services, including among clients in the public sector;
•the impact of actual or threatened public health emergencies, such as the Coronavirus (“COVID-19”);
•reliance on third-party service providers;
•compliance with our debt obligations and covenants;
•the potential impact of our convertible senior notes and Capped Call Transactions;
•reliance on key personnel;
•the relocation of our corporate headquarters;
•the continued uncertainties in the global economy;
•foreign currency exchange rates;
•the potential legal and financial liabilities and reputation damage due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights and costs associated with defending such rights;
•our client retention rate;
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2020, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”). Except as required by applicable law, we do not undertake and expressly disclaim any obligation to update or revise these forward-looking statements publicly, whether as the result of new information, future events, or otherwise.
The forward-looking statements in this press release represent our views as of April 28, 2021.

About Pegasystems
Pega delivers innovative software that crushes business complexity. From maximizing customer lifetime value to streamlining service to boosting efficiency, we help the world’s leading brands solve problems fast and transform for tomorrow. Pega clients make better decisions and get work done with real-time AI and intelligent automation. And, since 1983, we’ve built our scalable architecture and low-code platform to stay ahead of rapid change. Our solutions save people time, so our clients’ employees and customers can get back to what matters most. For more information on Pegasystems (NASDAQ: PEGA) visit www.pega.com.
Press contact:
Lisa Pintchman
Pegasystems Inc.
lisa.pintchman@pega.com
(617) 866-6022
Twitter: @pega
Investor contact:
Garo Toomajanian
ICR for Pegasystems Inc.
pegainvestorrelations@pega.com
(617) 866-6077
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue
Software license	$116,961	$93,916
Maintenance	75,561	73,695
Pega Cloud	67,858	43,466
Consulting	53,119	54,514
Total revenue	313,499	265,591
Cost of revenue
Software license	650	684
Maintenance	5,786	5,576
Pega Cloud	22,557	17,533
Consulting	53,454	55,735
Total cost of revenue	82,447	79,528
Gross profit	231,052	186,063
Operating expenses
Selling and marketing	148,739	136,024
Research and development	62,442	58,727
General and administrative	18,270	15,630
Total operating expenses	229,451	210,381
Income (loss) from operations	1,601	(24,318)
Foreign currency transaction (loss)	(5,098)	(5,947)
Interest income	153	607
Interest expense	(1,880)	(2,306)
(Loss) on capped call transactions	(19,117)	(18,592)
Other income, net	106	1,374
(Loss) before (benefit from) income taxes	(24,235)	(49,182)
(Benefit from) income taxes	(17,618)	(23,810)
Net (loss)	$(6,617)	$(25,372)
(Loss) per share
Basic	$(0.08)	$(0.32)
Diluted	$(0.08)	$(0.32)
Weighted-average number of common shares outstanding
Basic	81,004	79,808
Diluted	81,004	79,808

PEGASYSTEMS INC.
UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended March 31,
	2021	2020	Change
Net (loss) - GAAP	$(6,617)	$(25,372)	74%
Stock-based compensation(2)	30,100	23,175
Capped call transactions	19,117	18,592
Convertible senior notes	673	1,719
Headquarters lease	(3,417)	—
Amortization of intangible assets	1,002	1,018
Foreign currency transaction loss	5,098	5,947
Other	12	3,899
Income tax effects(3)	(23,855)	(24,946)
Net income - Non-GAAP	$22,113	$4,032	448%

Diluted (loss) per share - GAAP	$(0.08)	$(0.32)	75%
Non-GAAP adjustments	0.34	0.37
Diluted earnings per share - Non-GAAP	$0.26	$0.05	420%

Diluted weighted-average number of common shares outstanding - GAAP	81,004	79,808	1%
Non-GAAP Adjustments	5,129	4,337
Diluted weighted-average number of common shares outstanding - Non-GAAP	86,133	84,145	2%
(1) We believe that non-GAAP financial measures help investors understand our core operating results and prospects, consistent with how management measures and forecasts the Company’s performance without the effect of often one-time charges and other items outside our normal operations. The supplementary non-GAAP financial measures are not meant to be superior to, or a substitute for, results of operations prepared under U.S. GAAP.
Our Non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our Non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues, we continue to evaluate our business performance excluding stock-based compensation.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions are generally expected to reduce common stock dilution and/or offset any potential cash payments the Company is required to make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance. We reflect the effect of the capped call transactions on the weighted-average number of common shares outstanding in our non-GAAP financial measures as we believe it provides investors with useful information in evaluating our financial performance on a per-share basis.
•Convertible senior notes: In February 2020, we issued convertible senior notes with an aggregate principal amount of $600 million, due March 1, 2025, in a private placement. Under U.S. GAAP in 2020, the conversion feature was recorded as a reduction of the debt instrument’s book value which was amortized over the debt’s life. After our adoption of Accounting Standards Update 2020-06 on January 1, 2021, the conversion feature is no longer recorded as a reduction of the debt instrument’s book value which is amortized over the debt’s life. See “Note 2. New Accounting Pronouncements” and “Note 8. Debt” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 for additional information. In both periods, debt issuance costs reduce the debt instruments book value and are amortized over the debt’s life. We believe excluding the debt discount amortization and issuance cost amortization provides a useful comparison of our operational performance in different periods.
•Headquarters lease: In February 2021, the Company agreed to accelerate its exit from its Cambridge, Massachusetts headquarters to October 1, 2021, in exchange for a one-time payment from the Company’s landlord of $18 million. We believe excluding the impact of the lease modification from our non-GAAP financial measures is useful to investors as the modified lease, including the $18 million payment, is not representative of our core business operations and ongoing operating performance.

•Amortization of intangible assets: We have excluded the amortization of intangible assets from our Non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that the use of intangible assets contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues. Amortization of intangible assets is likely to recur in future periods.
•Foreign currency transaction loss: We have excluded foreign currency transaction gains and losses from our Non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods.
•Other: We have excluded gains and losses on our venture investments and incremental fees incurred as a result of the cancellation of in-person sales and marketing events due to the COVID-19 pandemic, including the live event portion of our annual PegaWorld conference in 2020. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
(2) Stock-based compensation:

	Three Months Ended March 31,
(in thousands)	2021	2020
Cost of revenue	$5,925	$5,152
Selling and marketing	13,720	9,718
Research and development	6,770	5,496
General and administrative	3,685	2,809
	$30,100	$23,175
Income tax benefit	$(5,991)	$(4,582)
(3) Effective income tax rates:

	Three Months Ended March 31,
	2021	2020
GAAP	73%	48%
Non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to various factors, including excess tax benefits generated by our stock-based compensation plans, gains and losses on our capped call transactions, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our Non-GAAP income tax rate by using applicable rates in taxing jurisdictions and assessing certain factors, including our historical and forecasted earnings by jurisdiction, discrete items, and our ability to realize tax assets. We believe it is beneficial for our management to review our Non-GAAP results consistent with the effective income tax rate in our annual plan as established at the beginning of each year, given this tax rate volatility.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2021	December 31, 2020
Assets
Cash, cash equivalents, and marketable securities	$442,358	$465,168
Accounts receivable	159,324	215,827
Unbilled receivables	228,603	207,155
Other current assets	91,868	88,760
Total current assets	922,153	976,910
Unbilled receivables	108,048	113,278
Goodwill	82,037	79,231
Other long-term assets	416,265	434,843
Total assets	$1,528,503	$1,604,262
Liabilities and stockholders’ equity
Accounts payable	$24,426	$24,028
Accrued expenses, including compensation and related expenses	119,255	182,273
Deferred revenue	244,170	232,865
Other current liabilities	16,599	20,969
Total current liabilities	404,450	460,135
Convertible senior notes, net	588,418	518,203
Operating lease liabilities	36,471	59,053
Other long-term liabilities	20,239	24,699
Total liabilities	1,049,578	1,062,090
Stockholders’ equity	478,925	542,172
Total liabilities and stockholders’ equity	$1,528,503	$1,604,262

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2021	2020
Net (loss)	$(6,617)	$(25,372)
Adjustments to reconcile net (loss) to cash provided by (used in) operating activities
Non-cash items	58,885	56,096
Change in operating assets and liabilities, net	(30,618)	(49,047)
Cash provided by (used in) operating activities	21,650	(18,323)
Cash provided by (used in) investing activities	15,489	(12,562)
Cash (used in) provided by financing activities	(34,794)	502,174
Effect of exchange rate changes on cash and cash equivalents	(1,536)	(1,510)
Net increase in cash and cash equivalents	809	469,779
Cash and cash equivalents, beginning of period	171,899	68,363
Cash and cash equivalents, end of period	$172,708	$538,142

PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE (“ACV”)
(in thousands, except percentages)

Annual contract value (“ACV”) (1) - ACV, as reported, represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV for term license and Pega Cloud contracts. Maintenance revenue for the quarter then ended is multiplied by four to calculate ACV for maintenance. Client Cloud ACV is composed of maintenance ACV and term license ACV. ACV is a performance measure that we believe provides useful information to our management and investors, particularly during our Cloud Transition. Reported amounts have not been adjusted for changes in foreign exchange rates.

	March 31, 2021	March 31, 2020	Change
Maintenance	$302,244	$294,780	$7,464	3%
Term	267,931	234,361	33,570	14%
Client Cloud	570,175	529,141	41,034	8%
Pega Cloud	282,389	182,165	100,224	55%
Total	$852,564	$711,306	$141,258	20%
(1) Foreign currency exchange rate changes contributed 3% to total ACV growth in 2021.

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Backlog represents expected future revenue on existing non-cancellable contracts.

	March 31, 2021
	Perpetual license	Term license	Maintenance	Pega Cloud	Consulting	Total
1 year or less	$9,649	$41,025	$220,100	$252,104	$21,068	$543,946	55%
1-2 years	629	9,874	52,366	187,456	914	251,239	26%
2-3 years	—	7,055	33,337	91,861	1,756	134,009	14%
Greater than 3 years	—	377	16,834	32,895	510	50,616	5%
	$10,278	$58,331	$322,637	$564,316	$24,248	$979,810	100%

Change in Backlog Since March 31, 2020
	$4,115	$15,142	$52,914	$149,842	$3,971	$225,984
	67%	35%	20%	36%	20%	30%

	March 31, 2020
	Perpetual license	Term license	Maintenance	Pega Cloud	Consulting	Total
1 year or less	$3,995	$30,962	$205,083	$174,277	$18,945	$433,262	58%
1-2 years	2,168	5,088	34,633	125,473	1,215	168,577	22%
2-3 years	—	6,504	19,411	81,187	107	107,209	14%
Greater than 3 years	—	635	10,596	33,537	10	44,778	6%
	$6,163	$43,189	$269,723	$414,474	$20,277	$753,826	100%